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                                      CONSENT OF COUNSEL

                       Warburg, Pincus Post-Venture Capital Fund, Inc.

               We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61225, Investment Company Act File No. 811-07327) of Warburg, Pincus Post-Venture Capital Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                                   /s/ Willkie Farr & Gallagher
                                                   Willkie Farr & Gallagher

February 21, 1997
New York, New York





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